                            SCHEDULE 14C INFORMATION

                              INFORMATION STATEMENT
                            Pursuant to Section 14(c)
                                     of the
                         Securities Exchange Act of 1934

Check the appropriate box:

[   ] Preliminary Information Statement
[   ] Confidential, for Use of the Commission
         Only (as permitted by Rule 14a-6(e)(2))
[ X ] Definitive Information Statement

                               NewStar Media Inc.
                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

[ X ] No fee required.
[   ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

         (1)  Title of each class of securities to which transaction applies:
              ------------------------------------------------------------------

         (2)  Aggregate number of securities to which transaction applies:
              ------------------------------------------------------------------

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
              ------------------------------------------------------------------

         (4)  Proposed maximum aggregate value of transaction:
              ------------------------------------------------------------------

         (5)  Total fee paid:
              ------------------------------------------------------------------

[   ] Fee paid previously with preliminary materials.
[   ] Check box if any part of the fee is offset as provided by Exchange Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)  Amount Previously Paid:
              ------------------------------------------------------------------

         (2)  Form, Schedule or Registration Statement No.:
              ------------------------------------------------------------------

         (3)  Filing Party:
              ------------------------------------------------------------------

         (4)  Date Filed:
              ------------------------------------------------------------------

                               NEWSTAR MEDIA INC.
                             8955 Beverly Boulevard
                          Los Angeles, California 90048
                                 (310) 786-16000
Dear Stockholders:

         NewStar Media Inc. (the "Company") is amending its Articles of Incorporation to increase the authorized amount of its Common Stock, par value $.01 per share (the "Common Stock"), from 20,000,000 shares to 50,000,000 shares. The Company is also raising additional equity capital through the sale and issuance of shares of its Common Stock.

         The enclosed Information Statement is being provided for your information in compliance with requirements of the Securities and Exchange Commission. I urge you to read it in its entirety, but you need not take any other action at this time. No vote will take place since all required shareholder approvals have been obtained and you are not being asked for a proxy.

                                   Sincerely,



                                   Terrence A. Elkes
                                   Chairman and Chief Executive Officer

                       WE ARE NOT ASKING YOU FOR A PROXY.
                         THE ACTIONS HAVE BEEN APPROVED.


                              INFORMATION STATEMENT

                               NEWSTAR MEDIA INC.

                                  Common Stock
                           (Par Value $0.01 Per Share)

         This Information Statement is being furnished to shareholders of NewStar Media Inc. (the "Company") in connection with (i) the amendment of the Company's Articles of Incorporation to increase the number of shares of authorized Common Stock, par value $.01 per share (the "Common Stock"), from 20,000,000 shares to 50,000,000 shares (the "Amendment") and (ii) the private placement and issuance of shares of Common Stock to raise additional equity capital for the Company (the "Equity Investment"). All such actions are expected to become effective no later than June 30, 1999.

         This Information Statement is being mailed on or about June 8, 1999 to all holders of the Company's Common Stock and Preferred Stock.

                              --------------------

         WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                              --------------------

    THESE ACTIONS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED
              UPON THE FAIRNESS OR MERITS OF SUCH ACTIONS NOR UPON
                   THE ACCURACY OR ADEQUACY OF THE INFORMATION
                CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO
                            THE CONTRARY IS UNLAWFUL.

             The date of this Information Statement is June 8, 1999.

                              AVAILABLE INFORMATION

         The Company is subject to certain of the informational requirements of the Securities and Exchange Act of 1934, as amended (the "Exchange Act") and, accordingly, files periodic reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information filed with the Commission are available for inspection and copying at the public reference facilities of the Commission located in Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and should also be available for inspection and copying at prescribed rates at the regional offices of the Commission located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of this material may also be obtained by mail, upon payment of the Commission's customary fees, from the Commission's principal office at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also maintains an Internet web site at http://www.sec.gov that contains reports, proxy statements and other information.

         THIS INFORMATION STATEMENT INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT INCLUDED IN THEIR ENTIRETY. COPIES OF ANY SUCH DOCUMENTS, OTHER THAN EXHIBITS TO SUCH DOCUMENTS WHICH ARE NOT SPECIFICALLY INCORPORATED BY REFERENCE THEREIN, ARE AVAILABLE WITHOUT CHARGE TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS INFORMATION STATEMENT IS DELIVERED, UPON WRITTEN OR ORAL REQUEST TO: GENERAL COUNSEL, NEWSTAR MEDIA INC., 8955 BEVERLY BOULEVARD, CALIFORNIA 90048.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents previously filed by the Company with the Commission pursuant to the Exchange Act are incorporated herein by this reference:

         1. The Company's Annual Report on Form 10-KSB for the year ended December 31, 1998;

         2. Amendment No. 1 to the Company's Annual Report on Form 10-KSB for the year ended December 31, 1998; and

         3. The Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1999.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), and 15(d) of the Exchange Act subsequent to the date hereof and prior to the date that the Amendment and the Equity Investment become effective shall be deemed to be incorporated by reference herein and to be a part hereof from the date any such document is filed.

         Any statements contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded. All information appearing in this Information Statement is qualified in its entirety by the information and financial statements (including notes thereto) appearing in the documents incorporated herein by reference, except to the extent set forth in the immediately preceding statement.

         No person is authorized to give any information or to make any representations with respect to the matters described in this Information Statement other than those contained herein or in the documents incorporated by reference herein. Any information or representations with respect to such matters not contained herein or therein must not be relied upon as having been authorized by the Company. The delivery of this Information Statement shall not, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information in this Information Statement or in the documents incorporated by reference herein is correct as of any time subsequent to the date hereof or thereof.

                                  INTRODUCTION

         This Information Statement is being furnished to holders of the Company's Common Stock and Preferred Stock in accordance with rules and regulations promulgated by the Commission.

Approval of the Amendment and the Equity Investment

         On April 21, 1999, the Board of Directors of the Company approved and adopted the Amendment and approved the Equity Investment. In accordance with the California General Corporation Law and the By-Laws of the Company, on April 1, 1999, Media Equities International, LLC ("MEI"), Elkes Limited Partnership ("ELP"), Gorman Limited Partnership ("GLP") and Ronald Lightstone ("Lightstone"), who then held, in the aggregate, approximately 66% of the outstanding voting power of the Company, approved the Amendment and the Equity Investment by written consent in lieu of a meeting of shareholders. No additional shareholder vote is necessary to approve the Amendment or the Equity Investment. Neither your vote nor your proxy will be solicited.

Effectiveness of the Amendment and the Equity Investment

         The Company currently anticipates that the Amendment and the Equity Investment will become effective no later than June 30, 1999. Shareholders will not have "dissenters' rights" upon consummation of the Amendment or the Equity Investment. For additional information concerning the Amendment and the Equity Investment, see "The Amendment" and "The Equity Investment."


                                  THE AMENDMENT

Authorized Common Stock

         On April 21, 1999, the Board of Directors of the Company approved and adopted an amendment to the Articles of Incorporation of the Company that increases the number of shares of the Company's authorized Common Stock from 20,000,000 shares to 50,000,000 shares. In accordance with the California General Corporation Law and the By-Laws of the Company, on April 1, 1999, MEI, ELP, GLP and Lightstone, who then held, in the aggregate, approximately 66% of the outstanding voting power of the Company, approved the Amendment by written consent in lieu of a meeting of shareholders. The increase was approved to provide a sufficient number of authorized shares of Common Stock for (i) issuance in connection with the Equity Investment and (ii) other general corporate purposes. See "The Equity Investment." The Company expects that the amendment to the Articles of Incorporation will become effective no later than June 30, 1999.


                              THE EQUITY INVESTMENT

         On April 21, 1999, the Board of Directors of the Company approved the Equity Investment. In accordance with the California General Corporation Law and the By-Laws of the Company, on April 1, 1999, MEI, ELP, GLP and Lightstone, who currently hold, in the aggregate, approximately 66% of the outstanding voting power of the Company, approved the Equity Investment by written consent in lieu of a meeting of shareholders.

         The Equity Investment will provide the Company with approximately $4.2 million of additional equity capital through the sale of approximately 3.5 million shares of Common Stock to persons previously unaffiliated with the Company (the "New Investors"), and certain of the Company's officers and other current holders of Common Stock. The Company intends to use the net proceeds from the Equity Interest for general corporate purposes.

         The New Investors had expressed an interest in investing in the Company through the purchase of shares of the Company's Common Stock. To accommodate the New Investors' desire to purchase Common Stock which had been registered pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and the Company's desire to consummate the transactions in an expeditious manner, ELP, GLP and Lightstone sold or have agreed to sell to the New Investors a minimum of 1,300,000, 1,000,000 and 30,000 shares of Common Stock, respectively, which shares had been previously registered for resale under the Securities Act pursuant to a registration statement on Form S-3 (the "Registered Shares"). Contemporaneously with the sale of the Registered Shares by ELP, GLP and Lightstone to the New Investors, ELP, GLP and Lightstone purchased or agreed to purchase, and have paid for, an equal number of unregistered shares of Common Stock from the Company, all at the same price at which the Registered Shares are sold to the New Investors.

         In addition, certain of the Company's officers and current holders of the Company's Common Stock also expressed an interest in making an additional investment in the Company. ELP and GLP have each agreed to purchase an additional 416,667 shares of the Common Stock and Peter H. Engel, President of the Company's publishing division ("Engel"), has agreed to purchase 250,000 shares of Common Stock. Each of these purchases are or will be at substantially the same price as the sales to the New Investors.

         The Company has agreed, at its expense, to register for resale under the Securities Act, under certain conditions, the shares purchased by ELP, GLP, Lightstone and Engel in connection with the Equity Investment. Each of ELP, GLP, Lightstone and Engel has delivered, or will deliver prior to their issuance, the purchase price for the Common Stock purchased by such person and in connection with the Equity Investment. Shares purchased by Engel may be issued and delivered to Engel prior to the effectiveness of the Amendment with the remaining shares to be issued upon the effectiveness of the Amendment.

                               CURRENT INFORMATION

         The Company is subject to certain of the informational requirements of the Exchange Act, and, in accordance therewith, files reports and other documents and information with the Commission. Such reports and other documents and information are available for inspection and copying at the Commission and from the Company as described under "Available Information."